Retail Opportunity Investments Corp. (f/k/a NRDC Acquisition Corp.)
Announces Results of Special Meetings of Stockholders and Warrantholders

NEW YORK, October 20, 2009 – Retail Opportunity Investments Corp. (f/k/a NRDC Acquisition Corp.) (the “Company”) (NYSE Amex: NAQ) announced today that at the special meeting of its stockholders, each of the proposals presented at the special meeting were approved by its stockholders, including the transactions contemplated by its previously announced Framework Agreement (the “Framework Transactions”) and the Company’s name change to Retail Opportunity Investments Corp.

A total of approximately 5,325 shares (less than 1%) issued in the Company’s initial public offering were cast at the special meeting of stockholders in opposition to the Framework Transactions and elected to be converted into a pro rata portion of the proceeds from the Company’s initial public offering held in trust.

Pursuant to the Framework Transactions, the Company will continue its business as a corporation that will qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with its taxable year ending December 31, 2010, under the name Retail Opportunity Investments Corp.

Stuart A. Tanz, the Company's new Chief Executive Officer commented, “We are pleased that our stockholders have approved the Framework Transactions. Their support reinforces our belief that we can execute our business plan effectively to create value for our stockholders.”

In addition to the approval of the Framework Transactions and name change to Retail Opportunity Investments Corp., the Company’s stockholders also approved (i) amendments to the Company’s certificate of incorporation to provide for its perpetual existence, (ii) amendments to the Company’s certificate of incorporation which eliminate certain provisions applicable only to special purpose acquisition corporations, add various provisions relating to the Company’s intention to elect to qualify to be taxed as a REIT and revise certain other provisions relating to the Company’s existence as an operating company, and (iii) an equity incentive plan.

In connection with the Framework Transactions, the previously announced special meeting of warrantholders was held on the same day, at which the Company’s warrantholders approved each of the proposals presented at the special meeting, including amendments to the Company’s warrants to (i) increase the exercise price, (ii) extend the term of the warrants and (iii) increase the price at which shares of the Company’s common stock must trade before the warrants can be redeemed.

Clifford Chance US LLP and CSCA Capital Advisors, LLC acted as Retail Opportunity Investments Corp.’s advisors in connection with the Framework Transactions.

Retail Opportunity Investments Corp.

Retail Opportunity Investments Corp. is a corporation that intends to qualify as a REIT for U.S. federal incoming tax purposes and that expects to invest in, acquire, own, lease, reposition and manage a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. The Company may also acquire other retail properties, including power centers, regional malls, lifestyle centers and single-tenant retail locations that are leased to national, regional and local tenants. Retail Opportunity Investments Corp. will target properties strategically situated in densely populated, middle and upper income markets in the eastern and western regions of the United States. In addition, the Company may supplement its direct purchases of retail properties with first mortgages or second mortgages, mezzanine loans, bridge or other loans or debt investments related to retail properties, which we refer to collectively as “real estate-related debt investments,” in each case provided that the underlying real estate meets the Company’s criteria for direct investment. Retail Opportunity Investments Corp.’s primary focus with respect to real estate-related debt investments is to capitalize on the opportunity to acquire control positions that will enable it to obtain the asset should a default occur.

Forward-looking statements

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and anticipated financial impacts of the consummated transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and difficult to predict. Factors that may cause such differences include, but are not limited to, the following:

• The Company’s ability to identify and acquire retail real estate and real estate-related debt investments that meet its investment standards and the time period required for it to acquire its initial portfolio of its target assets;

• The level of rental revenue and net interest income it achieves from its target assets;

• The market value of its assets and the supply of, and demand for, retail real estate and real estate-related debt investments in which it invests;

• The length of the current economic downturn;

• The conditions in the local markets in which it will operate, as well as changes in national economic and market conditions;

• Consumer spending and confidence trends;

• The Company’s ability to enter into new leases or to renew leases with existing tenants at the properties it acquires at favorable rates;

• The Company’s ability to anticipate changes in consumer buying practices and the space needs of tenants;

• The competitive landscape impacting the properties it acquires and its tenants;

• The Company’s relationships with its tenants and their financial condition;

• The Company’s use of debt as part of its financing strategy and its ability to make payments or to comply with any covenants under any borrowings or other debt facilities it obtains;

• The level of its operating expenses, including amounts it is required to pay to its management team and to engage third party property managers;

• Changes in interest rates that could impact the market price of its common stock and the cost of its borrowings; and

• Legislative and regulatory changes (including changes to laws governing the taxation of real estate investment trusts).

Retail Opportunity Investments Corp. cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company, the Framework Transactions, the related transactions or other matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Retail Opportunity Investments Corp. does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Contact:
Lori Rhodes
LWP LLC
264 West 40th Street, PH1
New York, NY 10018
(212) 252-8881

Investor Contact:
Joseph Roos
Retail Opportunity Investments Corp.
3 Manhanttanville Road
Purchase, NY 10577
(914) 272- 8066